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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95‑4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California   90012
            (Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:             (213) 625-4700

Not Applicable

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

            On February 1, 2010, the Company issued a press release announcing that it has commenced a public offering (the “Offering”) of up to $100 million in shares of common stock and that it has granted the underwriters a 30-day option to purchase up to an additional $15 million in shares of common stock to cover over-allotments, if any. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

          The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01        Other Events.

            The preliminary prospectus supplement used by the Company in connection with the Offering updated the risk factors contained in the Company’s Current Report on Form 8-K filed on November 23, 2009. A copy of the updated risk factors is filed herewith as Exhibit 99.2 and incorporated herein by reference.

As of the close of the Offering, the Company expects to terminate its ATM OfferingSM Sales Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press release, dated February 1, 2010*

99.2	Risk Factors.

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 1, 2010

CATHAY GENERAL BANCORP

By:       /s/ Heng W. Chen

            Heng W. Chen

Executive Vice President and Chief Financial Officer